                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of World Access, Inc. for the registration of 393,060 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule of World Access, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

Atlanta, Georgia
May 20, 1999